     As filed with the Securities and Exchange Commission on June 15, 2001

                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  -----------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  -----------
                         HIBBETT SPORTING GOODS, INC.
            (Exact name of registrant as specified in its charter)
                                  -----------

          Delaware                                    63-1074067
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

      451 Industrial Lane                                 35211
      Birmingham, Alabama                               (Zip Code)
     (Address of principal
       executive offices)

                                  -----------

                         Hibbett Sporting Goods, Inc.
                  Amended and Restated 1996 Stock Option Plan
                           (Full title of the Plan)
                                  -----------
                                                            Copy to:
         Gary A. Smith                                 Steven Della Rocca
      Chief Financial Officer                           Latham & Watkins
    Hibbett Sporting Goods, Inc.                        885 Third Avenue
       451 Industrial Lane                                 Suite 1000
     Birmingham, Alabama 35211                       New York, New York 10022
         (205) 942-4292                                  (212) 906-1200

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                  -----------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                           Proposed                   Proposed
 Title of Securities           Amount of Shares         Maximum Offering          Maximum  Aggregate            Amount of
   to be Registered           to be Registered(1)       Price Per Share(2)        Offering Price(2)         Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common stock                           650,000           $ 33.95                   $   22,067,500            $  5,516.88
$.01 par value
===============================================================================================================================

(1) Represents 300,000 additional shares of the Company's common stock reserved for issuance under the Company's Amended and Restated 1996 Stock Option Plan, as approved by the Company's stockholders on June 9, 1998, plus 350,000 additional shares of the Company's common stock reserved for issuance by an amendment to the Company's Amended and Restated 1996 Stock Option Plan, as approved by the Company's stockholders on June 6, 2001. Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered on the Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Company's common stock as reported on the Nasdaq Stock Market on June 12, 2001.

================================================================================

                               EXPLANATORY NOTE

          On February 6, 1997, Hibbett Sporting Goods, Inc., a Delaware corporation (the "Company"), registered 238,566 shares of its common stock, par value $.01 per share ("Common Stock"), to be offered or sold upon the exercise of options granted to participants under the Company's 1996 Stock Option Plan pursuant to the Registration Statement on Form S-8 (File No. 333-21303). On September 13, 1998, the 1996 Stock Option Plan was amended and restated in its entirety, and pursuant to such amendment and restatement options for an additional 300,000 shares of Common Stock were authorized to be issued under the plan. On June 6, 2001 the Amended and Restated 1996 Stock Option Plan was further amended to authorize the issuance of options for an additional 350,000 shares of Common Stock. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register an additional 650,000 shares of Common Stock which may be offered or sold upon the exercise of options granted to participants under the Amended and Restated 1996 Stock Option Plan.

                          INCORPORATION BY REFERENCE

          The contents of the Registration Statement on Form S-8 (File No. 333-21303) with respect to 238,566 shares of Common Stock are hereby incorporated by reference.

                                   EXHIBITS

          5(a) Opinion of counsel regarding the legality of the Common Stock being registered.

          23(a) Consent of Arthur Andersen LLP.

          23(b) Consent of counsel (included in Exhibit 5(a)).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 15th day of June, 2001.

                              HIBBETT SPORTING GOODS, INC.

                              By:       /s/ Michael J. Newsome
                                  ---------------------------------
                                           Michael J. Newsome
                                  President, Chief Executive Officer, and
                                                Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement hereby constitutes and appoints Gary A. Smith his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same (including post-effective amendments) with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                   Title                                 Date Signed
           ---------                                   -----                                 -----------
     /s/ Michael J. Newsome            President, Chief Executive Officer and Director       June 15, 2001
--------------------------------       (Principal Executive Officer)
       Michael J. Newsome

       /s/ Gary A. Smith               Vice President and Chief Financial Officer            June 15, 2001
--------------------------------       (Principal Financial Officer and Principal
         Gary A. Smith                 Accounting Officer)


     /s/ Clyde B. Anderson                            Director                               June 15, 2001
--------------------------------
       Clyde B. Anderson

     /s/ H. Ray Compton                               Director                               June 15, 2001
--------------------------------
        H. Ray Compton

   /s/ F. Barron Fletcher, III                        Director                               June 15, 2001
--------------------------------
      F. Barron Fletcher, III

     /s/ Carl Kirkland                                Director                               June 15, 2001
--------------------------------
        Carl Kirkland

     /s/ John F. Megrue                               Director                               June 15, 2001
--------------------------------
        John F. Megrue

   /s/ Thomas A. Saunders, III                        Director                               June 15, 2001
--------------------------------
      Thomas A. Saunders, III

                                 EXHIBIT INDEX


     5(a) Opinion of counsel regarding the legality of the Common Stock being registered.

     23(a) Consent of Arthur Andersen LLP.

     23(b) Consent of counsel (included in Exhibit 5(a)).